Exhibit 6

                          CERTIFICATE OF REAFFIRMATION
                                      AS TO
                         REPRESENTATIONS AND WARRANTIES


         On behalf of Litchfield Continental, Ltd. ("Seller") and Biofarm, S.A., ("Company"), respectively, the undersigned hereby certify, effective as of the date hereinafter set forth, the following:

         The representations and warranties made by the Company in that certain Stock Purchase Agreement dated April 1, 1998, by and among the Seller, the Company and Global Spill Management, Inc. ("Buyer"), as amended (the "Agreement"), are true and correct in all material respects; and

         There is no material breach of, or default under, or the occurrence of any event or condition which, with the giving of notice or the lapse of time or both, would constitute a material breach of, or default under, the Seller's or Company's representations, warranties, covenants and agreements contained in the Agreement; and

         There is no material adverse change in the business or in the financial condition or results of operations of the Company which affects the business from that indicated in the Company's financial statements previously delivered to Buyer.

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Certificate on behalf of the respective entities and made it effective and binding upon such entities by their respective signatures the __ day of September, 1998.

                          LITCHFIELD CONTINENTAL, LTD.



                                         BY: /s/ Kenneth Butterfield  (SEAL)
                                             ------------------------
                                             President

                                         BIOFARM S.A.



                                         BY: /s/ Keith D. Beekmeyer      (SEAL)
                                             --------------------------
                                             Its:_________________



                                         GLOBAL SPILL MANAGEMENT, INC.



                                         BY: /s/ Allan Esrine            (SEAL)
                                             -----------------------
                                             Its: Vice-President

                                         /s/ September 3, 1998


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                          CERTIFICATE OF REAFFIRMATION

STATE OF ______

COUNTY OF

         On the ____ day of __________, 199_ before me, the undersigned officer, personally appeared ________________________, known to me (satisfactorily proven) to be the ___________________ of Litchfield Continental, Ltd., a corporation, whose name is subscribed to the within instrument, and acknowledged that (s)he has the authority to sign on behalf of Litchfield Continental, Ltd., and that (s)he has executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                         --------------------------
                                         Notary Public

My Commission Expires:


STATE OF ______

COUNTY OF

         On the ____ day of __________, 199_ before me, the undersigned officer, personally appeared ________________________, known to me (satisfactorily proven) to be the ___________________ of Biofarm S.A., a corporation, whose name is subscribed to the within instrument, and acknowledged that (s)he has the authority to sign on behalf of Biofarm S.A., and that (s)he has executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                         --------------------------
                                         Notary Public

My Commission Expires:




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                          CERTIFICATE OF REAFFIRMATION